Exhibit 99.1

Gentherm Names Matteo Anversa as Executive Vice President, Chief Financial Officer and Treasurer

NORTHVILLE, Mich., December 12, 2018 (GLOBE NEWSWIRE) – Gentherm (NASDAQ: THRM), the global market leader and developer of innovative thermal management technologies, announced today that Matteo Anversa will join the Company’s leadership team as Executive Vice President, Chief Financial Officer and Treasurer on January 1, 2019.

Anversa will lead all of Gentherm’s financial and IT operations on a global basis, and he will report to Gentherm’s President and CEO, Phil Eyler. Anversa succeeds Barry Steele as Gentherm’s CFO. Steele will step down as the Company’s Vice-President of Finance, Chief Financial Officer and Treasurer effective upon Anversa’s start date. Steele will provide transition services through February 15, 2019.

“I am delighted that Matteo is joining our executive management team as CFO. He is an accomplished financial executive with global experience and strong business acumen,” said Eyler. “Matteo’s disciplined approach to financial reporting and analysis and operational excellence will help continue to drive Gentherm’s focused growth and improved profitability.”

Eyler added, “Barry was Gentherm’s CFO for more than 14 years and he oversaw the Company’s growth from a start-up to $1 billion in revenue. I want to personally thank Barry for his dedication and commitment to Gentherm and wish him well in his future endeavors.”

“I’m excited to be part of a company that has so much opportunity ahead,” said Anversa. “I am looking forward to leading the finance and IT organizations to help deliver the next phase of growth for Gentherm.”

Anversa joins Gentherm from Myers Industries, Inc., an international manufacturer of polymer-based material handling products and a wholesale distributor of tire repair and retread products (NYSE: MYE), where he was Executive Vice President, CFO since December 2016. At Myers Industries, he was responsible for driving cash flow, improving working capital, managing business restructuring and M&A activities, strengthening corporate controls and developing the Company’s IT strategy. Prior to Myers Industries, he was the Vice President, Group FP&A for Fiat Chrysler Automobiles N.V. since April 2015. He joined FCA in 2013 as the CFO for Ferrari SpA, where he helped prepare the company for its IPO. Anversa began his career with General Electric Corporation where he held various leadership roles during his 16-year tenure, including CFO, GE Gas Engines; Global FP&A Manager, GE Transportation; and CFO, GE Consumer & Industrial, Asia Pacific.

Anversa holds a degree in Mechanical Engineering from the University of Parma, Italy. He is a dual citizen of the United States and Italy. Anversa will be based at Gentherm’s corporate headquarters in Northville, MI.

Investor Contact

Yijing Brentano

investors@gentherm.com

248.308.1702

Media Contact

Melissa Fischer

media@gentherm.com

248.289.9702

About Gentherm

Gentherm (NASDAQ:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats (CCS®), heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has over 13,000 employees in facilities in the United States, Germany, Canada, China, Hungary, Japan, Korea, Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated’s goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified and are based on management’s current expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause the Company’s actual performance to differ materially from that described in or indicated by the forward-looking statements. Those risks include, but are not limited to, risks that new products may not be feasible, sales may not increase, additional financing requirements may not be available, new competitors may arise or customers may develop their own products to replace the Company’s products, currency exchange rates may change unfavorably, pricing pressures from customers may increase, and other adverse conditions in the industries in which the Company operates may negatively affect its results The foregoing risks should be read in conjunction with other cautionary statements included herein, as well as in the Company’s annual report on Form 10-K for the year ended December 31, 2017 and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.